As filed with the Securities and Exchange Commission on September 20, 2013

Registration No. 333-189821

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

SOTHERLY HOTELS LP

(Exact name of Registrant as specified in its governing instruments)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew M. Sims

Chief Executive Officer

Sotherly Hotels Inc.

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(757) 564-8801 (Telecopy)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Thomas J. Egan, Jr., Esq. Pamela K. Dayanim, Esq. Baker & McKenzie LLP 815 Connecticut Avenue, NW Washington, DC 20006 (202) 452-7000	John A. Good, Esq. Justin R. Salon, Esq. Bass, Berry & Sims PLC 1201 Pennsylvania Avenue, Suite 300 Washington, DC 20004 (202) 827-2957

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934).

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Sotherly Hotels LP is filing this Pre-Effective Amendment No. 4 to its Registration Statement on Form S-11 (Registration No. 333-189821) (the “Registration Statement”) as an exhibit-only filing to file Exhibits 5.1 and 8.1, which have not been previously filed, and to provide missing information to Item 31 “Other Expenses of Issuance and Distribution.” Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The preliminary prospectus is unchanged and has therefore been omitted.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered (assuming no exercise of the underwriter’s over-allotment option), all of which are being borne by the Registrant.

SEC registration fee	$3,137.20
FINRA filing fee	3,950
NASDAQ listing fee	6,000
Printing fees	60,000
Legal fees and expenses	325,000
Accounting fees and expense	120,000
Trustee fees and expenses	18,500
Miscellaneous	15,000

Total	$551,587.20

All expenses, except the SEC registration fee, the FINRA filing fee and the NASDAQ listing fee, are estimated.

Item 32. Sales To Special Parties.

Not applicable.

Item 33. Recent Sales of Unregistered Securities.

In April 2011, the Operating Partnership’s general partner, Sotherly, sold to Essex Illiquid, LLC and Richmond Hill Capital Partners, LP in a private placement 25,000 shares of Sotherly’s Series A Cumulative Redeemable Preferred Stock and a warrant to purchase 1,900,000 shares of Sotherly’s common stock, par value $0.01 per share, for a purchase price of $25.0 million, the proceeds of which were contributed to the Operating Partnership in exchange for series A preferred interests and a warrant to purchase 1,900,000 operating partnership units. The Operating Partnership used the net proceeds from the private placement to partially prepay the amounts owed by Sotherly under its credit agreement. The securities described above were issued in reliance on Section 4(a)(2) of the Securities Act.

Item 34. Indemnification of Directors and Officers.

Subject to any terms, conditions or restrictions set forth in the Operating Partnership’s partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The amended and restated partnership agreement of the Operating Partnership generally requires the Operating Partnership to indemnify Sotherly and the directors, officers and employees of Sotherly, and any affiliates of either Sotherly or the Operating Partnership and certain other specific persons to the fullest extent permitted by the law against all losses, claims, damages, liabilities, including reasonable legal fees and expenses, or similar events relating to the operations of the Operating Partnership except for those which arise from bad faith, improper receipt of a personal benefit or where there was reasonable knowledge that the act or omission leading to the activity was unlawful.

Sotherly provides insurance from a commercial carrier against certain liabilities that could be incurred by the Company’s directors and officers.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a)	Financial Statements. The following financial statements are filed as part of this registration statement on Form S-11.

Sotherly Hotels LP
Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets for Sotherly Hotels LP as of June 30, 2013 and December 31, 2012 and 2011	F-3

Consolidated Statements of Operations for Sotherly Hotels LP for the six months ended June 30, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010	F-4

Consolidated Statements of Changes in Partners’ Capital for Sotherly Hotels LP for the six months ended June 30, 2013 and for the years ended December 31, 2012, 2011 and 2010	F-5

Consolidated Statements of Cash Flows for Sotherly Hotels LP for the six months ended June 30, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010	F-6

Notes to Consolidated Financial Statements	F-7

Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2012	F-29

(b)	Exhibits. The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 37. Undertakings.

(a)	The undersigned registrant hereby undertakes that:

1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby further undertakes that:

1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration state in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsburg, Commonwealth of Virginia, on September 20, 2013.

SOTHERLY HOTELS LP,

by its General Partner, SOTHERLY HOTELS INC.

By:	/s/ DAVID R. FOLSOM
Name:	David R. Folsom
Its:	President and Chief Operating Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/S/ ANDREW M. SIMS Andrew M. Sims	Chief Executive Officer and Chairman of the Board of Directors of Sotherly Hotels Inc. (Principal Executive Officer of Sotherly Hotels Inc.)	September 20, 2013

/S/ DAVID R. FOLSOM David R. Folsom	President and Director of Sotherly Hotels Inc.	September 20, 2013

/S/ ANTHONY E. DOMALSKI Anthony E. Domalski	Chief Financial Officer of Sotherly Hotels Inc. (Principal Financial Officer and Principal Accounting Officer of Sotherly Hotels Inc.)	September 20, 2013

Gen. Anthony C. Zinni	Director of Sotherly Hotels Inc.

J. Paul Carey	Director of Sotherly Hotels Inc.

/S/ EDWARD S. STEIN* Edward S. Stein	Director of Sotherly Hotels Inc.	September 20, 2013

/S/ DAVID J. BEATTY* David J. Beatty	Director of Sotherly Hotels Inc.	September 20, 2013

/S/ JAMES P. O’HANLON* James P. O’Hanlon	Director of Sotherly Hotels Inc.	September 20, 2013

/S/ KIM E. SIMS* Kim E. Sims	Director of Sotherly Hotels Inc.	September 20, 2013

Ryan P. Taylor	Director of Sotherly Hotels Inc.

*	Executed pursuant to power of attorney.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement by and among Sotherly Hotels Inc., Sotherly Hotels LP and Sandler O’Neill & Partners, L.P. as representative of the Underwriters named therein†

3.1	Amended and Restated Agreement of Limited Partnership of Sotherly Hotels LP(1)

3.2	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Sotherly Hotels LP(2)

3.3	Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of Sotherly Hotels LP†

4.1	Form of Senior Unsecured Note (included as Exhibit A to the Form of Indenture by and among Sotherly Hotels LP and Wilmington Trust, National Association, as trustee)†

4.2	Form of Indenture by and among Sotherly Hotels LP and Wilmington Trust, National Association, as trustee†

4.3	Warrant, dated April 18, 2011, by MHI Hospitality, L.P. issued to Sotherly Hotels Inc.†

5.1	Opinion of Baker & McKenzie LLP

8.1	Opinion of Baker & McKenzie LLP with respect to tax matters

10.1	Strategic Alliance Agreement between MHI Hospitality Corporation, MHI Hospitality, L.P. and MHI Hotels Services, LLC.(3)

10.2	Master Management Agreement by and between MHI Hospitality TRS, LLC and MHI Hotels Services, LLC.(3)

10.3	Amendment Number 2, dated January 14, 2008 to the Master Management Agreement, dated December 21, 2004, as amended, by and between MHI Hospitality TRS, LLC and MHI Hotels Services, LLC.(4)

10.4	Contribution Agreement dated August 23, 2004 by and between the owners of Capitol Hotel Associates L.P., L.L.P. and MHI Hospitality, L.P.(5)

10.5	Contribution Agreement dated August 23, 2004 by and between the owners of Savannah Hotel Associates LLC and MHI Hospitality, L.P.(5)

10.6	Contribution Agreement dated August 23, 2004 by and between KDCA Partnership, MAVAS LLC, and MHI Hospitality, L.P.(1)

10.7	Contribution Agreement dated September 8, 2004 by and between Elpizo Limited Partnership, Phileo Land Corporation and MHI Hospitality, L.P.(1)

10.8	Asset Purchase Agreement dated August 19, 2004 by and between Accord LLC, West Laurel Corporation and MHI Hotels Services, LLC.(1)

10.9	Agreement to Assign and Sublease Common Space Lease and Form of Sublease by and between MHI Hospitality, L.P. and MHI Hotels, LLC.(3)

10.10	Agreement to Assign and Sublease Commercial Space Lease and Form of Sublease by and between MHI Hospitality, L.P. and MHI Hotels Two, Inc.(3)

10.11	Lease Agreement by and between Philadelphia Hotel Associates, LP and MHI Hospitality TRS, LLC (with a schedule of eight additional agreements that are substantially identical in all material respects to the Lease agreement, except as identified in such schedule, and are not being filed herewith per Instruction 2 to Item 601 of Regulation S-K).(3)

10.12	Management Restructuring Agreement by and between MHI Hospitality TRS, LLC, MHI Hotels Services, LLC and MHI Hospitality, L.P.(6)

Exhibit No.	Description of Exhibit

10.13	Contribution Agreement by and between MHI Hotels Services, LLC, MHI Hotels, LLC and MHI Hotels Two, Inc.(3)

10.14	Loan Agreement dated as of July 22, 2005, by and between MHI Jacksonville LLC and Mercantile Safe Deposit and Trust Company.(7)

10.15	Promissory Note dated as of July 22, 2005, made by MHI Jacksonville LLC to Mercantile Safe Deposit and Trust Company.(7)

10.16	Purchase, Sale and Contribution Agreement by and between BIT Holdings Seventeen, Inc, MHI Hospitality, L.P., and MHI Hotels, LLC.(8)

10.17	Purchase Agreement by and between MCZ/Centrum Florida VI and MHI Hollywood LLC.(9)

10.18	Third Amendment to Purchase Agreement by and between MCZ/Centrum Florida XIX, LLC and MHI Hollywood, LLC.(10)

10.19	Fourth Amendment to Purchase Agreement by and between MCZ/Centrum Florida XIX, LLC and MHI Hollywood, LLC, dated September 1, 2006.(10)

10.20	Fifth Amendment to Purchase Agreement by and between MCZ/Centrum Florida XIX, LLC and MHI Hollywood, LLC.(11)

10.21	First Amendment to the Purchase Agreement dated as of June 15, 2006, by and between Jay Ganesh, Inc., Hiren Patel, and Capitol Hotel Associates, LP, dated as of July 25, 2006.(12)

10.22	Second Amendment to the Purchase Agreement dated as of June 15, 2006, by and between Jay Ganesh, Inc., Hiren Patel, and Capitol Hotel Associates, LP, dated as of August 4, 2006.(12)

10.23	Purchase Agreement dated July 6, 2006, between Riverfront Inn, LLC and MHI Hospitality Corporation.(13)

10.24	Strategic Alliance Agreement dated September 8, 2006 by and among MHI Hospitality, L.P., MHI Hospitality Corporation and Coakley & Williams Hotel Management Company.(14)

10.25	Promissory Note dated March 29, 2007, made by Capitol Hotel Associates, L.P., L.L.P. and MONY Life Insurance Company.(15)

10.26	Limited Liability Company Agreement of MHI/Carlyle Hotel Investment Program I, L.L.C. dated April 26, 2007.(16)

10.27	Limited Liability Company Agreement of MHI/Carlyle Hotel Lessee Program I, L.L.C. dated April 26, 2007.(16)

10.28	Program Agreement for MHI/Carlyle Hotel Investment Program I, L.L.C. and MHI/Carlyle Hotel Lessee Program I, L.L.C. dated April 26, 2007.(16)

10.29	Agreement to Purchase Hotel dated May 25, 2007 between MCZ/Centrum Florida VI Owner, L.L.C. and MHI Hollywood LLC.(11)

10.30	Purchase Agreement between MHI Hospitality Corporation and VanTampa Plaza Hotel, Inc. dated July 16, 2007.(17)

10.31	Promissory Note dated August 2, 2007 made by Savannah Hotel Associates L.L.C., to the order of MONY Life Insurance Company.(18)

10.32	Assumption and Consent Agreement by and among Hampton Hotel Associates LLC, US Bank National Association and Hampton Redevelopment and Housing Authority dated April 24, 2008.(19)

10.33	Loan Agreement between Hampton Redevelopment and Housing Authority and Olde Hampton Hotel Associates dated December 1, 1998.(19)

Exhibit No.	Description of Exhibit

10.34	$7,430,000 Hampton Redevelopment and Housing Authority First Mortgage Revenue Refunding Bonds (Olde Hampton Hotel Associates Project) Series 1998A.(19)

10.35	Indenture of Trust between Hampton Redevelopment and Housing Authority and Crestar Bank dated December 1, 1998.(19)

10.36	Promissory Note by MHI Hotel Investments Holdings, LLC, dated February 9, 2009.(20)

12.1	Schedule of Computation of Ratio of Earnings to Fixed Charges†

21.1	List of Subsidiaries of Sotherly Hotels LP†

23.1	Consent of PBMares, LLP†

23.2	Consent of Baker & McKenzie LLP (included in Exhibits 5.1 and 8.1)

24.1	Power of attorney (included in signature page)†

25.1	A Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as the Trustee under the Indenture†

†	Previously filed.
(1)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Pre-Effective Amendment No. 5 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on December 13, 2004.
(2)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2011.
(3)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, filed with the Securities and Exchange Commission on November 9, 2011.
(4)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2008.
(5)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Pre-Effective Amendment No. 6 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on December 15, 2004.
(6)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Pre-Effective Amendment No. 3 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on November 15, 2004.
(7)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2005.
(8)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, filed with the Securities and Exchange Commission on August 11, 2005.
(9)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, filed with the Securities and Exchange Commission on November 10, 2005.
(10)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2006.
(11)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2007.
(12)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed with the Securities and Exchange Commission on August 8, 2006.

(13)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2006.
(14)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 22, 2007.
(15)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2007.
(16)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2007.
(17)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2007.
(18)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2007.
(19)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the Securities and Exchange Commission on May 7, 2008.
(20)	Incorporated by reference to the document previously filed as an exhibit to Sotherly’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2009.